Exhibit 99.1

         iBasis Reports Third Quarter 2007 Financial Results

     Company Concludes Transaction with KPN, Achieves Positive Net
            Income, Record Minutes and Record Gross Profit


    BURLINGTON, Mass.--(BUSINESS WIRE)--Nov. 6, 2007--iBasis, Inc. (NASDAQ: IBAS), the global VoIP company(TM), today announced results for the third quarter ended September 30, 2007.

    Revenue for the third quarter of 2007 was $153.6 million, compared to $133.5 million for the third quarter of 2006. Net income for the third quarter was $0.2 million or $0.01 per share, compared to a net loss of $(3.0) million or $ (0.09) per share in the third quarter of 2006.

    iBasis achieved $3.3 million in Adjusted EBITDA for the third quarter of 2007, compared to Adjusted EBITDA of $1.9 million in the third quarter of 2006. Adjusted EBITDA is a non-GAAP measurement presented to provide further information about the Company's operating trends.

    Highlights of the third quarter include:

    -- Record minutes of 3.7 billion, a 3% sequential increase and 27% increase over Q3, 2006;

    --  Record gross profit, despite a slight decline in revenue;

    --  Strong sequential growth in Retail revenue and gross profit;
        and

    --  Eleventh consecutive quarter of positive cash flow.

    Third Quarter Results for Trading and Retail Businesses:

   ($ in millions)        Trading          Retail           Total
----------------------------------------------------------------------
Revenue                         $121.6           $32.0          $153.6
----------------------------------------------------------------------
Gross Profit(1)                  $14.1            $4.0           $18.1
----------------------------------------------------------------------
Gross Margin                     11.6%           12.5%           11.8%

    (1) Revenue less data communications and telecommunications costs

    Operational Milestones

    Minutes of use on The iBasis Network(TM) in the third quarter 2007 were 3.7 billion, a 27% increase over the 2.9 billion minutes carried in the third quarter 2006, and a 3% increase over the 3.5 billion minutes in the second quarter 2007. Average revenue per minute was
4.20 cents, compared to 4.41 cents in the previous quarter. Average cost per minute was 3.71 cents, compared to 3.90 cents in the previous quarter, and average margin per minute was 0.49 cents for the third quarter compared to 0.51 cents for the previous quarter.

    Comments on the Third Quarter

    "Looking at our financial performance for Q3, improvement in cost of revenue enabled us to achieve growth in Gross Profit and expansion of Gross Margin even as we experienced a 1% sequential decline in revenue," said Ofer Gneezy, president and CEO of iBasis. "We also improved Adjusted EBITDA and Adjusted EBITDA margin.

    "We remain confident in our ability to continue to grow organically, as well as to find significant opportunities to be a complete outsource solution for carriers' international traffic.

    "In our Retail business, we launched the TruePrompts(TM) campaign, which we believe will enhance consumers' trust in our prepaid calling cards by guaranteeing delivery of the minutes announced or prompted on each call. In the short term, TruePrompts may temporarily slow growth in Retail until competitors throughout the segment implement similar measures, as it may appear to consumers that iBasis provides fewer minutes on its calling cards compared to a competitor's card. We believe this is a good development in the industry that will, in the longer term, highlight the competitive advantage of our lower cost structure."

    Comments on iBasis-KPN Transaction

    "We completed the transaction with Royal KPN N.V. to acquire KPN Global Carrier Services immediately following the end of the quarter. We expect to achieve synergies of $20 million over the medium term resulting from the combination of KPN Global Carrier Services and iBasis. Our initial focus is on capturing savings primarily in reduced cost of revenue, which we believe will drive increases in gross profit and gross margin. Since the completion of the transaction, we have begun the process of merging the organizations along functional lines and integrating our networks. We expect to address cross-selling and product integration beginning in 2008.

    "The third quarter marks the end of one remarkable chapter in the story of iBasis and the start of an exciting new one. In just a little more than ten years we have built the largest international VoIP network in the world and taken a new idea from start-up to over $1 billion in revenue. Our merger with KPN Global Carrier Services propels iBasis to new heights and opens up new market opportunities. We are all very excited about the future of iBasis as one of the three largest carriers of international voice traffic in the world.

    "This is the last quarter for which we will report results for iBasis as a stand-alone company. In the future, financials for all past periods through Q3 2007 will be those of KPN Global Carrier Services. Beginning with Q4 2007 the reported financial results will be those of iBasis and KPN Global Carrier Services combined. To enable more meaningful period-to-period comparisons we will also provide pro forma combined results for prior periods. We believe that pro forma combined results provide a more complete and meaningful picture of the third quarter."

Pro Forma Combined Nine Month Results(1)
        ($ in millions)          Q1 '07    Q2 '07  Q3 '07  Nine Months
----------------------------------------------------------------------
Revenue                          $324.8    $347.7  $369.3   $1,041.8
----------------------------------------------------------------------
Gross Profit(2)                   $30.4    $34.6    $31.5     $96.5
----------------------------------------------------------------------
Adjusted EBITDA                   $13.0    $14.5    $11.8     $39.3
----------------------------------------------------------------------
Minutes                           5.5B      5.9B    6.2B      17.6B

    (1) Unaudited combined Pro Forma iBasis with KPN Global Carrier
Services

    (2) Revenue less data communications and telecommunications costs

    The merger of KPN Global Carrier Services into iBasis provides scale and breadth of product offering that positions iBasis very well as a premier provider of international call termination. The table below shows our three sources of revenue: wholesale trading revenue from both iBasis and KPN Global Carrier Services, Outsourcing revenue from KPN and its subsidiaries, and Retail revenue from iBasis prepaid calling services. Like Retail Prepaid revenue, outsourcing revenue is traffic committed to iBasis. The majority of iBasis revenue continues to be from Wholesale Trading. In Q3 iBasis' outsource revenue was exclusively from KPN and its subsidiaries. The company sees significant growth opportunities in all three areas going forward.

Pro Forma Combined Sources of Revenue - Q3 2007(1)
                      ($ in millions)
----------------------------------------------------------------------
Wholesale Trading                                            $284  77%
----------------------------------------------------------------------
Outsourced from KPN                                           $53  14%
----------------------------------------------------------------------
iBasis Retail                                                 $32   9%
----------------------------------------------------------------------
Total                                                        $369 100%

    (1) Unaudited combined Pro Forma iBasis with KPN Global Carrier
Services

    iBasis-KPN Transaction Accounting

    On October 1, 2007, the Company consummated a transaction with Royal KPN N.V. which resulted in the acquisition of KPN Global Carrier Services by iBasis. In conjunction with that transaction, on Monday, October 8, 2007 iBasis paid a dividend in the aggregate amount of $113 million, or $3.28 per share, to its stockholders of record as of the close of business on September 28, 2007.

    Although in legal form iBasis has acquired KPN Global Carrier Services, KPN B.V. (a subsidiary of Royal KPN N.V.) holds a majority of the outstanding stock of the combined company. Accordingly, for financial reporting purposes, the merger has been treated as a reverse acquisition of iBasis by KPN Global Carrier Services under the purchase method of accounting.

    As KPN Global Carrier Services is considered the acquiring company in this transaction, the financial results of KPN Global Carrier Services will become the historical financial results of the combined company and replace the historical financial results of iBasis. Thus, the financial results we will report for the full year 2007 will include the results of KPN Global Carrier Services alone for the first nine months and the financial results of the combined company for Q4 only. The comparative Q4 and full year 2006 financial results will be the historical financial results of KPN Global Carrier Services only. However, to make comparisons more useful, the Company will provide supplemental pro forma data.

    Guidance

    The Company believes that in Q4 2007 its consolidated revenues will be in the range of $370 million to $380 million.

    As we are still in the early stages of integration, we are not providing guidance for 2008 at this time.

    Q3 Results Conference Call

    iBasis will host a conference call to discuss the Company's Q3 results, led by Ofer Gneezy, iBasis president & CEO on November 6, 2007 at 11:00 a.m. EST. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

    About iBasis

    Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services and enhanced services for mobile operators. iBasis customers include KPN, KPN Mobile, E-Plus, BASE, and many other large telecommunications carriers such as AT&T, Verizon, Vodafone, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, Telefonica, and Yahoo. In October 2007, iBasis acquired KPN Global Carrier Services to create one of the three largest carriers of international voice traffic in the world, and KPN became a majority stockholder of iBasis. On a pro forma basis, the combined company carried more than 20 billion minutes of international voice over IP
(VoIP) traffic in 2006. The Company can be reached at its worldwide headquarters in Burlington, Mass., USA at +1 781-505-7500 or on the Internet at www.ibasis.com.

    iBasis and Pingo are registered marks, the global VoIP company and The iBasis Network are trademarks of iBasis, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, plans and assumptions contained in the foregoing press release constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements describing the effects of the combination of iBasis and KPN in the industry, the expected geographic coverage of the combined business, the consolidating nature of the international voice market and iBasis' ability, to increase business activities and market presence, while lowering costs. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to,(i) the ability of the Company to successfully integrate the operations and employees of KPN Global Carrier Services, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company serves; (ii) the Company's ability to execute its business plan; (iii) the extent of adoption of the Company's services and the timing and amount of revenue and gross profit generated by these services; (iv) fluctuations in the market for and pricing of these services; and (v) the other factors described in the Company's most recent Annual Report on Form 10-K and other periodic and current reports, all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

    Use of Non-GAAP Financial Measures

    The Company provides other financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data is Adjusted EBITDA, which the Company believes provides useful information, to both its management and investors about the Company's current performance. The Company believes the most directly comparable GAAP financial measure is net income (loss) and has provided a reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA in this press release.


                             iBasis, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------
                                                      (Unaudited)
                  Assets

Cash, cash equivalents and short-term
 investments                                     $ 58,704     $ 54,071
Accounts receivable, net                           65,208       65,135
Prepaid expenses and other current assets           4,963        4,190
Property and equipment, net                        15,731       13,858
Other assets                                          520          410
                                            ------------- ------------

    Total assets                                 $145,126     $137,664
                                            ============= ============

   Liabilities and Stockholders' Equity

Accounts payable                                 $ 47,918     $ 48,638
Accrued expenses                                   42,776       37,302
Deferred revenue                                   12,057       10,709
Current portion of long term debt                   1,063        1,462
Long term debt, net of current portion                 61          755
Other long term liabilities                         1,588        1,417
                                            ------------- ------------

    Total liabilities                             105,463      100,283
Stockholders' equity                               39,663       37,381
                                            ------------- ------------

    Total liabilities and stockholders'
     equity                                      $145,126     $137,664
                                            ============= ============


                             iBasis, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                                      Three Months Ended September 30,
                                            2007            2006
                                      ---------------- ---------------

                                                (Unaudited)
Net revenue                             $     153,590        $133,470

Costs and operating expenses:
     Data communications and
      telecommunications (excluding
      depreciation and amortization)          135,494         117,858
     Research and development                   4,099           3,277
     Selling and marketing                      4,490           4,281
     General and administrative                 7,296           7,300
     Depreciation and amortization              2,250           1,810
     Write-off of leasehold
      improvements                                ---           1,047
     Restructuring costs                          ---             105
     Merger related expenses                      515           1,244

                                      ---------------- ---------------
       Total costs and operating
        expenses                              154,144         136,922
                                      ---------------- ---------------

Loss from operations                             (554)         (3,452)

     Interest income, net                         506             437
     Other expenses, net                         ( 39)           ( 49)
     Foreign exchange gain                        325              58

                                      ---------------- ---------------
Income (loss) before taxes                        238          (3,006)

Income tax expense                                 58              11
                                      ---------------- ---------------

Net income (loss)                       $         180        $ (3,017)
                                      ================ ===============

Net income (loss) per share:
  Basic                                 $        0.01        $  (0.09)
  Diluted                               $        0.01        $  (0.09)

Weighted average common shares
 outstanding:
  Basic                                        34,059          33,187
  Diluted                                      35,484          33,187


                             iBasis, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                                                   Nine Months Ended
                                                      September 30,
                                                     2007      2006
                                                   --------- ---------

                                                       (Unaudited)
Net revenue                                        $454,983  $371,573

Cost and operating expenses:
     Data communications and telecommunications
      (excluding depreciation and amortization)     403,778   325,301
     Research and development                        11,703    10,072
     Selling and marketing                           13,806    12,142
     General and administrative                      21,222    16,985
     Depreciation and amortization                    6,366     5,162
     Write-off of leasehold improvements                ---     1,047
     Restructuring costs                                240       282
     Merger related expenses                            544     2,786

                                                   --------- ---------
       Total costs and operating expenses           457,659   373,777
                                                   --------- ---------

Loss from operations                                 (2,676)   (2,204)

     Interest income, net                             1,495     1,110
     Other expenses, net                              ( 228)    ( 139)
     Foreign exchange gain                              199       189

                                                   --------- ---------
Loss before taxes                                    (1,210)   (1,044)

Income tax expense                                       92        33
                                                   --------- ---------

Net loss                                           $ (1,302) $ (1,077)
                                                   ========= =========

Net loss per share:
  Basic                                            $  (0.04) $  (0.03)
  Diluted                                          $  (0.04) $  (0.03)

Weighted average common shares outstanding:
  Basic                                              33,555    33,192
  Diluted                                            33,555    33,192


Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

Adjusted EBITDA is defined as earnings before stock-based compensation, expenses associated with the review of our stock option granting practices, write-off of leasehold improvements, foreign exchange gains and losses, merger related expenses, interest, taxes, depreciation and amortization.

In accordance with the requirements of Securities and Exchange
 Commission Regulation G, iBasis is presenting the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure and reconciling the Non-GAAP financial measure to the comparable GAAP measure.
                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                      2007     2006     2007     2006
                                  --------- -------- -------- --------
                                             (In thousands)
---------------------------------
Net income (loss)                     $180  $(3,017) $(1,302) $(1,077)
Add/(less):
    Stock-based compensation and
     services                          834      384    2,176    1,508
    Depreciation and amortization    2,250    1,810    6,366    5,162
    Interest income, net              (506)    (437)  (1,495)  (1,110)
    Foreign exchange gain             (325)     (58)    (199)    (189)
    Write-off of leasehold
     improvements                      ---    1,047      ---    1,047
    Merger related expenses            515    1,244      544    2,786
    Option analysis expense            315      961    1,749    1,032
    Income taxes                        58       11       92       33
                                  --------- -------- -------- --------
Adjusted EBITDA                     $3,321   $1,945   $7,931   $9,192
                                  ========= ======== ======== ========


Reconciliation of Combined Entity Pro Forma 2007 GAAP Net Income
 (Loss) to Non-GAAP Adjusted EBITDA
$ in millions
iBasis                             Q1 '07  Q2 '07  Q3 '07  Nine Months
----------------------------------
Net income (loss)                  $( 1.6) $  0.1  $  0.2      $( 1.3)
Depreciation                          2.0     2.2     2.2         6.4
Interest income, net                ( 0.5)  ( 0.5)  ( 0.5)       (1.5)
Income tax expense                      -       -     0.1         0.1
Foreign exchange (gain) loss          0.1       -   ( 0.3)      ( 0.2)
Stock-based compensation and
 services                             0.8     0.5     0.8         2.1
Merger related expenses                 -       -     0.5         0.5
Expenses associated with stock
 option review and restatement of
 financial statements                 0.9     0.6     0.3         1.8
                                   -----------------------------------
Adjusted EBITDA                       1.7     2.9     3.3         7.9
                                   -----------------------------------

KPN Global Carrier Services
----------------------------------
Net income                            6.6     8.6     5.4        20.6
Depreciation                          1.2     1.2     1.2         3.6
Interest (income) expense, net        0.1    (0.2)   (0.7)       (0.8)
Income tax expense                    2.3     2.9     2.5         7.7
Foreign exchange (gain) loss            -     0.2     0.1         0.3
Adjustments to reflect pro forma
 effect of post combination
 pricing arrangements with KPN        1.1    (1.1)      -           -
                                   -----------------------------------
Adjusted EBITDA                      11.3    11.6     8.5        31.4
                                   -----------------------------------

                                   -----------------------------------
Combined Pro Forma Adjusted EBITDA $ 13.0  $ 14.5  $ 11.8      $ 39.3
                                   -----------------------------------

    CONTACT: Media:
             iBasis, Inc.
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             iBasis, Inc.
             Richard Tennant, 781-505-7409
             ir@ibasis.net